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                                                                    EXHIBIT 12.1


                            LIFEPOINT HOSPITALS, INC.
               COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES
                                   (UNAUDITED)

                              (Dollars in Millions)



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
                                                                                    YEAR ENDED DECEMBER 31,

                                                                2001           2002           2003           2004           2005
                                                             ----------     ----------     ----------     ----------     ----------
EARNINGS
        Income from continuing operations before
           minority interests and income taxes               $     66.6     $     77.8     $    116.8     $    143.8     $    139.3
        Fixed Charges, exclusive of capitalized interest           24.0           18.3           17.2           17.1           71.7
                                                             ----------     ----------     ----------     ----------     ----------
           TOTAL EARNINGS                                    $     90.6     $     96.1     $    134.0     $    160.9     $    211.0
                                                             ----------     ----------     ----------     ----------     ----------

FIXED CHARGES
        Interest charged to expense (a)                      $     21.8     $     15.8     $     14.4     $     13.9     $     65.6
        Interest portion of rental expense                          2.2            2.5            2.8            3.2            6.1
                                                             ----------     ----------     ----------     ----------     ----------
        Fixed charges, exclusive of capitalized interest           24.0           18.3           17.2           17.1           71.7
        Capitalized interest                                        0.7            0.8            0.8            1.1            3.0
                                                             ----------     ----------     ----------     ----------     ----------
           TOTAL FIXED CHARGES                               $     24.7     $     19.1     $     18.0     $     18.2     $     74.7
                                                             ==========     ==========     ==========     ==========     ==========

                                                             ----------     ----------     ----------     ----------     ----------
        RATIO OF EARNINGS TO FIXED CHARGES                         3.67           5.03           7.44           8.84           2.82
                                                             ==========     ==========     ==========     ==========     ==========

        (a) excluding interest income
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